UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2022

Astrotech Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34426	91-1273737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2105 Donley Drive, Suite 100, Austin, Texas		78758
(Address of Principal Executive Offices)		(Zip Code)

(512) 485-9530
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ASTC	NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2022, the Board of Directors (the “Board”) of Astrotech Corporation (the “Company”) appointed Jim Becker as a director of the Company, effective as of June 20, 2022, to fill a vacancy on the Board. The Board has determined that Mr. Becker is independent in accordance with Nasdaq rules. In addition, Mr. Becker has been appointed to serve on each of the compensation committee, the corporate governance and nominating committee and the audit committee of the Board. In connection with his appointment, Mr. Becker was granted 50,000 restricted shares of the Company’s common stock under the Company’s 2021 Omnibus Equity Incentive Plan, vesting in three equal annual installments on June 20, 2023, June 20, 2024, and June 20, 2025. Mr. Becker will receive the standard compensation package for the Company’s non-employee directors as described in the section entitled “Director Compensation” in the Company's Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on February 2, 2022.

Mr. Becker founded Becker Logistics in 1997 and has served as its Chief Executive Officer since its inception. Mr. Becker brings extensive leadership experience to the Company, with a focus on strategic market growth and expansion, scaling and business process improvements, along with public speaking and corporate management skills. He currently serves as a Chairman of Membership Committee for the Transportation Intermediaries Association where he also served as an At-Large Board Member for two terms from 2013-2019. Mr. Becker also serves as an Executive Advisory Committee Member for McLeod Software and is the creator of Jenna’s Foundation. In July 2021, Mr. Becker was appointed to the board of The Monroe Institute, a non-profit organization. Mr. Becker received a certificate in Mergers and Acquisitions from the University of Chicago Booth School of Business and attended Northwestern University for Leadership and Organizational Behaviorism.

There are no arrangements or understandings between Mr. Becker and any other person pursuant to which Mr. Becker was appointed as a director. There are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Becker has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

As a result of Mr. Becker’s appointment, the Company believes it has regained compliance with (i) Nasdaq Listing Rule 5605(c)(2)(A), which requires the audit committee of a Nasdaq-listed company to have a minimum of three members, each of whom satisfies the independence requirements set forth in the applicable Nasdaq rules and (ii) Nasdaq Listing Rule 5605(b)(1), which requires that the majority of the board of directors of a Nasdaq-listed company be comprised of “independent directors” as defined in the Nasdaq rules.

Item 7.01 Regulation FD Disclosure.

On June 23, 2022, the Company issued a press release announcing Mr. Becker’s appointment to the Board.  A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 23, 2022 issued by Astrotech Corporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astrotech Corporation

By:	/s/ Thomas B. Pickens III

Name:	Thomas B. Pickens III
Title:	Chairman of the Board and Chief Executive Officer

Date: June 23, 2022